UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-49992	82-0543156
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4211 South 102nd Street
Omaha, Nebraska	68127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     On November 12, 2004, subsequent to the issuance of the Company’s condensed consolidated financial statements for the quarter ended June 25, 2004, the Company’s broker-dealer subsidiary Ameritrade, Inc. was notified by the staff of the NASD and the staff of the SEC Division of Market Regulation (collectively the “Staffs”) that they believe that for regulatory purposes certain funds held in banks on behalf of clients are liabilities and assets of Ameritrade, Inc. rather than liabilities and assets only of the banks. The resulting assets have not been allowed for purposes of Ameritrade, Inc.’s regulatory net capital calculation. Accordingly, in the Staffs’ view Ameritrade, Inc.’s net capital was below its minimum amount required under Exchange Act Rule 15c3-1. Ameritrade, Inc. cured the asserted deficiency on November 15, 2004, the first business day following the notification. The asserted deficiency was based upon the Staffs’ concerns regarding a Federal Deposit Insurance Corporation (“FDIC”) insured deposit sweep program (the “Program”) available to Ameritrade, Inc.’s clients wherein funds were deposited, through an intermediary agent, into FDIC-insured deposit accounts at banks (“Program Banks”). The Staffs’ view is that Ameritrade, Inc. did not for regulatory purposes effectively move client free credit balances to bank accounts established in client names at the Program Banks.

     Ameritrade, Inc. informed the Staffs that it believes that the free credit balances were effectively transferred to the Program Banks in accordance with well-established banking law, that the accounts held at the Program Banks were the obligations of the Program Banks to each client and not obligations of Ameritrade, Inc. and that the FDIC insurance passed through to each client in accordance with FDIC regulations. Accordingly, Ameritrade, Inc. believes that it has been in compliance with Rule 15c3- 1.

     The Company continues to discuss this matter with the Staffs.

     On December 8, 2004, the Company’s management and the Audit Committee of the Board of Directors decided to file an amended Form 10-Q for the quarter ended June 25, 2004. On that same day, Deloitte & Touche LLP, the Company’s registered independent public accountants, concurred with the Company’s conclusion to amend the June 25, 2004 Form 10-Q and advised the Company that their associated review report on such financial statements should no longer be relied upon. The Company’s management and its Audit Committee discussed with Deloitte & Touche LLP the matters described in this Form 8-K and to be included in the amended Form 10-Q. On December 10, 2004, the Company filed a Form 10-Q/A, which reflected the related assets and liabilities on the condensed consolidated balance sheet and modified its disclosure of net capital as of June 25, 2004 in accordance with the Staffs’ position.

     This matter had no impact on the Company’s results of operations or net cash flows for the period ended June 25, 2004.

     Attached to this report as Exhibit 99.1 is a copy of a letter dated December 16, 2004, from Deloitte & Touche LLP addressed to the Securities and Exchange Commission relating to the statements made by the Company in response to this Item 4.02. The Company requested that Deloitte & Touche furnish such letter in accordance with Item 4.02.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Letter dated December 16, 2004, from Deloitte & Touche LLP to the Securities and Exchange Commission relating to the statements made in response to Item 4.02

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 16, 2004	AMERITRADE HOLDING CORPORATION
	By:	/s/ John R. MacDonald
John R. MacDonald
Executive Vice President, Chief Financial Officer and Treasurer

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